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                                                                   EXHIBIT 10.34


                                RESTRICTED STOCK
                                 AWARD AGREEMENT


1. AWARD:

                  Subject to the terms and conditions of the Ampersand Medical Corporation 1999 Equity Incentive Plan (the "Plan"), a copy of which has been attached hereto, the Board of Directors of the company hereby grants to Eric A. Gombrich a restricted stock award of 25,000 shares of common stock.

2. GRANT DATE:

                  The grant date of the award is May 1, 2000.

3. VALUATION:

                  The Board has determined that the fair market value of the award is $2.6675 per share representing a total value of $66,687.50 for the 25,000 shares granted.

4. RESTRICTIONS:

                  One-third (8,333) of the award shall vest on April 1, 2001; one-third (8,333) of the award shall vest on April 1, 2002; and the final one-third (8,334) of the award shall vest on April 1, 2003. The Company shall retain the certificates representing the restricted shares and shall transfer to Eric A. Gombrich certificates representing the respective number of shares in accordance with the aforementioned vesting schedule.

5. TRANSFERABILITY:

                  Except as provided in Article 8 of the Plan, the shares of stock granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of each applicable period of restriction specified in Section 4 of this Award Agreement, or upon the earlier occurrence or satisfaction of any other condition, as specified by the Board in Section 7 of this Award Agreement. Shares of restricted stock shall become freely transferable, subject to registration requirements of the Securities Act of 1933 (the "Act"), after the last day of the applicable restriction period.

6. REGISTRATION:

                  The restricted shares granted under this Award Agreement have not been registered under the Act, as amended, or under the securities laws of any state. The shares are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws pursuant to registration or exemption therefrom.

7. OTHER PROVISIONS:



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                  Termination rights and rights governing automatic vesting of unvested shares shall be governed by the Plan unless such rights are superseded by specific provisions in the Employment Agreement / Consulting Agreement attached hereto and made a part of this Award Agreement

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                                   SIGNATURES


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--------------------------           -----              -----------------------       -----
Ampersand Medical Corporation        Date               By: ____________________       Date
Leonard R Prange                                            By signing a copy of this agreement,
President                                                   I acknowledge that I have read the
                                                            Plan, and that I fully understand
                                                            all Of my rights under the Plan, as
                                                            well As all of the terms and
                                                            conditions Which may limit my
                                                            eligibility to Exercise this grant.
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